Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 17, 2017, Manitex International, Inc. (the “Company”) and ASV Holdings, Inc. (“ASV”) completed the previously announced underwritten initial public offering (the “Offering”) of 3,800,000 shares of ASV’s common stock, including 2,000,000 shares sold by the Company. The Company received net proceeds of approximately $13 million from the Offering.

Prior to the Offering, the Company owned 51.0% of the outstanding shares of ASV’s common stock. As a result of the Offering, as of May 17, 2017, the Company owns 21.2% of the outstanding shares of ASV’s common stock. Because the Company’s ownership interest has decreased below 50%, it no longer has a controlling financial interest in ASV and will deconsolidate ASV from the financial statements and results of operations of the Company, effective May 17, 2017, in accordance with Accounting Standard Codification, or ASC, 810-10-40, Derecognition.

The unaudited pro forma consolidated financial statements were prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 4, 2017 and from the audited consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2017. Consistent with the requirements of Article 11 of Regulation S-X, the unaudited pro forma consolidated statements of operations have been presented on a continuing operations basis. The pro forma adjustments are described in the notes to the unaudited pro forma financial information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information included herein is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the Offering been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected here in the unaudited pro forma consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

MANITEX INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	As of March 31, 2017
	As Reported	Pro Forma Adjustments			Pro Forma
	Unaudited	Unaudited (a)			Unaudited
ASSETS
Current assets
Cash	$2,930	$—			$2,930
Cash-restricted	772	—			772
Trade receivables (net)	49,837	(14,996)			34,841
Accounts receivable from related party	89	(89)			—
Other receivables	2,254	—			2,254
Inventory (net)	88,196	(28,543)			59,653
Prepaid expense and other	5,057	(864)			4,193

Total current assets	149,135	(44,492)			104,643

Total fixed assets (net)	36,550	(14,877)			21,673
Intangible assets (net)	55,546	(25,187)			30,359
Goodwill	70,635	(30,579)			40,056
Investment in ASV	—	14,560	(b	)	14,560
Other long-term assets	1,990	(355)			1,635
Deferred tax asset	545	—			545

Total assets	$314,401	$(100,930)			$213,471

LIABILITIES AND EQUITY
Current liabilities
Notes payable—short term	$30,456	$(3,000)	(c	)	$27,456
Current portion of capital lease obligations	815	—			815
Accounts payable	43,946	(11,538)			32,408
Accounts payable related parties	1,915	(1,311)			604
Accrued expenses	14,806	(5,066)			9,740
Other current liabilities	2,733	—			2,733

Total current liabilities	94,671	(20,915)			73,756

Long-term liabilities
Revolving term credit facilities	35,236	(26,979)	(c	)	8,257
Notes payable (net)	49,938	(25,758)	(c	)	24,180
Capital lease obligations	5,390	—			5,390
Convertible note related party (net)	6,897	—			6,897
Convertible note (net)	14,151	—			14,151
Deferred gain on sale of property	991	—			991
Deferred tax liability	3,427	—			3,427
Other long-term liabilities	4,566	(1,192)			3,374

Total long-term liabilities	120,596	(53,929)			66,667

Total liabilities	215,267	(74,844)			140,423

Commitments and contingencies Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at March 31, 2017 and December 31, 2016	—	—			—
Common Stock—no par value 25,000,000 shares authorized, 16,552,186 and 16,200,294 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	97,247	—			97,247
Paid in capital	2,522	—			2,522
Retained earnings	(21,983)	(809)	(d	)	(22,792)
Accumulated other comprehensive loss	(3,929)	—			(3,929)

Equity attributable to shareholders of Manitex International, Inc.	73,857	(809)			73,048

Equity attributable to noncontrolling interest	25,277	(25,277)			—

Total equity	99,134	(26,086)			73,048

Total liabilities and equity	$314,401	$(100,930)			$213,471

The accompanying notes are an integral part of these financial statements.

MANITEX INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended March 31, 2017
	As Reported	Pro Forma Adjustments	Pro Forma
	Unaudited	Unaudited (e)	Unaudited
Net revenues	$67,852	$(28,010)	$39,842
Cost of sales	56,059	(23,719)	32,340

Gross profit	11,793	(4,291)	7,502
Operating expenses
Research and development costs	1,207	(520)	687
Selling, general and administrative expenses	12,099	(2,623)	9,476

Total operating expenses	13,306	(3,143)	10,163

Operating loss	(1,513)	(1,148)	(2,661)
Other income (expense)
Interest expense	(1,845)	878	(967)
Foreign currency transaction loss	(83)	—	(83)
Other income	234	87	321

Total other expense	(1,694)	965	(729)

Loss before income taxes and loss in non-marketable equity interest from continuing operations	(3,207)	(183)	(3,390)
Income tax expense from continuing operations	90	—	90

Net loss from continuing operations	(3,297)	(183)	(3,480)
Net (income) loss attributable to noncontrolling interest	(114)	114	—

Net loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(3,411)	$(69)	$(3,480)

Loss Per Share
Basic
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.21)		$(0.21)

Diluted
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.21)		$(0.21)
Weighted average common shares outstanding
Basic	16,559,343		16,559,343
Diluted	16,559,343		16,559,343

The accompanying notes are an integral part of these financial statements.

MANITEX INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	For the Year Ended December 31, 2016
	As Reported	Pro Forma Adjustments	Pro Forma
		Unaudited (e)	Unaudited
Net revenues	$288,959	$(103,803)	$185,156
Cost of sales	240,375	(87,614)	152,761

Gross profit	48,584	(16,189)	32,395
Operating expenses
Research and development costs	4,877	(1,938)	2,939
Selling, general and administrative expenses	45,422	(8,241)	37,181

Total operating expenses	50,299	(10,179)	40,120

Operating loss	(1,715)	(6,010)	(7,725)
Other income (expense)
Interest expense	(11,000)	4,963	(6,037)
Interest expense related to write off of debt issuance costs	(3,635)	2,196	(1,439)
Foreign currency transaction loss	(1,115)	—	(1,115)
Other income (loss)	897	(226)	671

Total other income (expense)	(14,853)	6,933	(7,920)

(Loss) income before income taxes and loss in non-marketable equity interest from continuing operations	(16,568)	923	(15,645)
Income tax benefit from continuing operations	(545)	(4)	(549)
Loss in non-marketable equity interest, net of taxes	(5,752)	—	(5,752)

Net (loss) income from continuing operations	$(21,775)	$927	$(20,848)

Net loss (income) from continuing operations attributable to noncontrolling interest	574	(574)	—

Net (loss) income attributable to shareholders of Manitex International, Inc.	$(21,201)	$353	$(20,848)

Earnings (loss) Per Share
Basic
(Loss) earnings from continuing operations attributable to shareholders of Manitex International, Inc.	$(1.31)		$(1.29)
Diluted
(Loss) earnings from continuing operations attributable to shareholders of Manitex International, Inc.	$(1.31)		$(1.29)
Weighted average common shares outstanding
Basic	16,133,284		16,133,284
Diluted	16,133,284		16,133,284

The accompanying notes are an integral part of these financial statements.

MANITEX INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except share and per share data)

Note 1 – Description of Disposition of Assets

On May 17, 2017, Manitex International, Inc. (the “Company”) and ASV Holdings, Inc. (“ASV”) completed the previously announced underwritten initial public offering (the “Offering”) of 3,800,000 shares of ASV’s common stock, including 2,000,000 shares sold by the Company. The Company received net proceeds of approximately $13,000 from the Offering.

Prior to the Offering, the Company owned 51.0% of the outstanding shares of ASV’s common stock. As a result of the Offering, as of May 17, 2017, the Company owns 21.2% of the outstanding shares of ASV’s common stock. Because the Company’s ownership interest has decreased below 50%, it no longer has a controlling financial interest in ASV and will deconsolidate ASV from the financial statements and results of operations of the Company, effective May 17, 2017, in accordance with Accounting Standard Codification, or ASC, 810-10-40, Derecognition.

Note 2 – Pro Forma Adjustments

(a)	Represents adjustments to reflect the disposition of assets and liabilities associated with the transaction described above.

(b)	Represents adjustments to show the retention of 2,080,000 shares of ASV’s common stock following the Offering.

(c)

Represents adjustments to reflect the reduction of debt as a result of the deconsolidation of ASV’s debt and the Company’s use of the net proceeds from the Offering to pay down approximately $13,000 of the amounts outstanding under the Company’s revolving term credit facility.

(d)	Represents adjustments primarily related to the transaction expenses in connection with the Company’s sale of 2,000,000 shares of ASV’s common stock in the Offering.

(e)	Represents adjustments to eliminate the direct operating results of ASV for the periods presented.